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Exhibit 21.1

SUBSIDIARIES OF
HUNTSMAN ADVANCED MATERIALS HOLDINGS LLC

Company Name	Jurisdiction of Formation
Huntsman Advanced Materials Argentina S.r.l.	Argentina
Vantico Pty Ltd	Australia
Huntsman Advanced Materials (Austria) GmbH	Austria
Huntsman Advanced Materials (Belgium) BVBA	Belgium
Huntsman Advance Materials (Europe) BVBA	Belgium
Huntsman Advanced Materials Quimica Brasil Ltda	Brazil
Huntsman Advanced Materials Guangdong Company Limited	China
Huntsman Advanced Materials (Hong Kong) Ltd.	China (Hong Kong)
Huntsman Advanced Materials Speciality Chemicals (Egypt) SAE	Egypt
Huntsman Advanced Materials (France) SAS	France
Huntsman Advanced Materials Beteiligungs (Deutschland) GmbH	Germany
Huntsman Advanced Materials Management(Deutschland) GmbH & Co. KG	Germany
Huntsman Advanced Materials (Deutschland) GmbH & Co KG	Germany
Huntsman Advanced Materials Verwaltungs (Deutschland)GmbH & Co. KG	Germany
Huntsman Advanced Materials (India) Private Limited	India
Petro Araldite Private Limited (76%)	India
Huntsman Advanced Materials (Italy) Srl	Italy
Huntsman Advanced Materials K.K.	Japan
Vantico Group SA	Luxembourg
Vantico International Sarl (fka SA)	Luxembourg
Huntsman Advanced Materials (Singapore) Pte Limited	Singapore
Huntsman Advanced Materials (Spain) SL (branch in Portugal)	Spain
Industrias Quimicas de Navarra SL (fka SA) (Inquinasa)	Spain
Astorit AG (16 2/3%)	Switzerland
Avanti Switzerland (Monthey) SA	Switzerland
Huntsman Advanced Materials (Switzerland) GmbH	Switzerland
Pensionkasse Vantico Basel	Switzerland
Vantico Corporation	Taiwan
Vantico (Thailand) Ltd	Thailand
Huntsman Ileri Teknoloji Ürünleri Sanayi ve Ticaret Limited Sti	Turkey
Huntsman Advanced Materials (UAE) FZE	United Arab Emirates
Huntsman Advanced Materials Holdings (UK) Limited	United Kingdom
Huntsman Advanced Materials (UK) Limited	United Kingdom
Huntsman Advanced Materials Americas Inc.	Delaware
Huntsman Advanced Materials Holdings LLC	Delaware
Huntsman Advanced Materials Investments LLC	Delaware

Huntsman Advanced Materials LLC	Delaware

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SUBSIDIARIES OF HUNTSMAN ADVANCED MATERIALS HOLDINGS LLC